As filed with the Securities and Exchange Commission on January 31, 2007.
Registration No. 333-101284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHECKFREE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	58-2360335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(Address of Registrant’s principal executive offices)

CHECKFREE CORPORATION
THIRD AMENDED AND RESTATED
ASSOCIATE STOCK PURCHASE PLAN
(Full Title of the Plan)

David E. Mangum
Executive Vice President and Chief Financial Officer
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
Robert J. Tannous
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-1953

EXPLANATORY STATEMENT
Deregistration of Securities
     On November 18, 2002, CheckFree Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-101284) (the “Registration Statement”) with the Securities and Exchange Commission registering 1,000,000 shares of common stock, par value $.01 (the “Common Stock”), to be offered and sold pursuant to the CheckFree Corporation Second Amended and Restated Associate Stock Purchase Plan (the “Second Amended Plan”). On June 13, 2005, the Registrant filed Post-effective Amendment No. 1 to the Registration Statement in connection with the approval of the Registrant’s Third Amended and Restated Associate Stock Purchase Plan (the “Predecessor Plan”), which Predecessor Plan superseded and replaced the Second Amended Plan.
     On November 1, 2006, the stockholders of the Registrant approved the CheckFree Corporation 2006 Associate Stock Purchase Plan, which replaces the Predecessor Plan. As a result, effective at the close of business on December 31, 2006, the Predecessor Plan ceased accepting new investments. Accordingly, the Registrant is filing this Post-effective Amendment No. 2 to deregister all shares of the Common Stock previously registered in connection with the Predecessor Plan that have not been issued as of December 31, 2006, and will not in the future be issued under the Predecessor Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Description

24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-101284) filed with the Securities and Exchange Commission on November 18, 2002).

Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on January 31, 2007.

CheckFree Corporation

By:	/s/ David E. Mangum*

David E. Mangum, Executive Vice President and Chief Financial Officer
     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter J. Kight*	Chairman of the Board	January 31, 2007

Peter J. Kight	and Chief Executive Officer (principal executive officer)

/s/ David E. Mangum*	Executive Vice President and	January 31, 2007

David E. Mangum	Chief Financial Officer (principal financial officer)

/s/ Samuel R. Schwartz	Senior Vice President, Controller and	January 31, 2007

Samuel R. Schwartz	Chief Accounting Officer (principal accounting officer)

/s/ William P. Boardman*	Director	January 31, 2007

William P. Boardman

/s/ James D. Dixon*	Director	January 31, 2007

James D. Dixon

/s/ Mark A. Johnson*	Director	January 31, 2007

Mark A. Johnson

/s/ Eugene F. Quinn*	Director	January 31, 2007

Eugene F. Quinn

/s/ Jeffrey M. Wilkins*	Director	January 31, 2007

Jeffrey M. Wilkins

*By:	/s/ Curtis A. Loveland

Curtis A. Loveland, Attorney-in fact